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                                   Exhibit 99


Contact: Michael Feinstein, M.D. Nocopi Technologies, Inc. (610) 834-9600 Rudolph Lutterschmidt Nocopi Technologies, Inc. (610) 834-9600




                              FOR IMMEDIATE RELEASE



     NOCOPI TECHNOLOGIES, INC. SETTLES LITIGATION WITH EUROPEAN DISTRIBUTOR


West Conshohocken, Pa. June 4, 2003 - PRNewswire. Nocopi Technologies, Inc. (OTC Bulletin Board: NNUP) today announced that it has settled the arbitration proceeding commenced against it by Euro-Nocopi, S.A. (Euro). Under the terms of the settlement, Euro has paid $900,000 to Nocopi and will pay an additional $200,000 in the future for back royalties and all other matters in dispute between the two companies, as well as the termination of Nocopi's 18% ownership of Euro. Euro's exclusive European license will continue in effect.



FORWARD-LOOKING INFORMATION

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Act of 1995. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements (a summary of which may be found in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 and in the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, in each case, under the caption "Uncertainties That May Affect the Company, its Operating Results and Stock Price"). The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or implied) will not be realized.